Exhibit 10.3

3COM CORPORATION
2003 STOCK PLAN
STOCK OPTION AGREEMENT

3Com Corporation (the “Company”) has granted to the Optionee defined below an option to purchase certain Shares (the “Option”), subject to the following terms and conditions (the “Award Agreement”).  Unless otherwise defined herein, the terms defined in the 2003 Stock Plan  (the “Plan”) shall have the same defined meanings in this Award Agreement.

1. Definitions:

(a)  “Notice of Grant” shall mean the “3COM CORPORATION NOTICE OF GRANT OF STOCK OPTION”.

(b) “Optionee” shall mean the holder of this Option whose name is set forth in the related Notice of Grant.

(c) “Date of Option Grant” shall mean the “Date of Grant” as set forth in the Notice of Grant.

(d) “Number of Option Shares” shall mean the “Total Number of Option Shares Granted” as set forth in the Notice of Grant.

(e) “Exercise Price” shall mean the “Option Price per Share” as set forth in the Notice of Grant.

(f) “Initial Vesting Date” shall be the date occurring one  (1) year after the Date of Option Grant.

(g) Determination of “Vested Ratio”

Vested Ratio

Prior to Initial Vesting Date	0

On Initial Vesting Date, for each full year of the Optionee’s remaining a Service Provider from the Date of Option Grant until the Initial Vesting Date	1/4

Plus

For each subsequent full year thereafter of the Optionee’s Remaining a Service Provider from the Initial Vesting Date	1/4

In no event shall the Vested Ratio exceed 1/1.

(h) “Option Termination Date” shall mean the date occurring seven (7) years after the Date of Option Grant.

(i) “Company” shall mean 3Com Corporation and any successor corporation thereto.

2. Grant of Option.  The Administrator hereby grants to the Optionee named in the Notice of Grant, an option to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant, and subject to the provisions of the Plan and the Notice of Grant, which are incorporated herein by reference, and this Award Agreement.  Subject to Section 16(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail.  This Option is not intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code and shall be treated as a Nonstatutory Stock Option.

3. Administration.  All questions of interpretation concerning this Award Agreement shall be determined by the Administrator.  All determinations by the Administrator shall be final and binding upon all persons having an interest in the Option.  Any officer of a Parent or Subsidiary for whom Optionee performs services shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

4. Exercise of the Option:

(a) Right to Exercise. The Option shall be exercisable during its term in accordance with the Notice of Grant, the Plan and this Award Agreement.  The Option shall first become exercisable on the Initial Vesting Date.  The Option shall be exercisable on and after the Initial Vesting Date and prior to the termination of the Option in the amount equal to the Number of Option Shares multiplied by the Vested Ratio as set forth in Section 1(g) less the number of shares previously acquired upon exercise of the Option.  In no event shall the Option be exercisable for more shares than the Number of Option Shares.

(b) Method of Exercise.  The Option shall be exercisable by written or electronic notice to the Company which shall state the election to exercise the Option, the number of Shares being exercised, and such other representations and agreements as to the Optionee’s investment intent with respect to the Shares as may be required pursuant to the provisions of this Award Agreement.  Such notice shall be signed by the Optionee and shall be delivered to the Company’s Stock Administration Department, or other authorized representative of the Company, prior to the termination of the Option as set forth in Section 6 below, accompanied by full payment of the option price for the number of Shares being purchased.

(c) Form of Payment of Option Price.  Subject to Applicable Laws, such payment shall be made (1) in cash, by check, or cash equivalent, (2) by tender of shares of the Company’s stock owned by the Optionee and having a fair market value not less than the option price, which (i)

either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly from the Company, and (ii) have a fair market value not less than the option price, (3) proceeds from a broker-assisted cashless exercise program acceptable to the Company, in its sole discretion, or (4) by any combination of the foregoing.

(d) Withholding.  At the time the Option is exercised, in whole or in part, or at any time thereafter as determined by the Company, the Company shall have the right to withhold the applicable minimum withholding taxes, including but not limited to federal tax, state tax, foreign taxes, or social taxes, if any, which arise in connection with the Option including, without limitation, obligations arising upon (i) the exercise of the Option in whole or in part, (ii) the transfer, in whole or in part, of any Shares acquired on exercise of the Option, or (iii) the lapsing of any restriction with respect to any Shares acquired on exercise of the Option.  The Optionee will make adequate provision for the Company to meet its minimum withholding obligations.

(e) Certificate Registration.  The Shares as to which the Option shall be exercised shall be registered in the name of the Optionee, or, if applicable, the heirs of the Optionee.  If payment of the option price is accomplished using a broker-assisted cashless exercise program acceptable to the Company, in its sole discretion, the certificate or certificates may, at the Company’s sole discretion be registered in the name of a nominee who is an authorized broker for the Company’s same-day sale program.

(f) Restriction on Grant of Option and Issuance of Shares.  The grant of the Option and the issuance of Shares pursuant to the Option shall be subject to compliance with all Applicable Laws.  The Option may not be exercised if the issuance of Shares upon such exercise would constitute a violation of Applicable Laws.  In addition, no Option may be exercised unless (i) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Option be in effect with respect to the Shares issuable upon exercise of the Option, or (ii) in the opinion of legal counsel to the Company, the Shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act.  As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any Applicable Laws and to make any representation or warranty with respect thereto as may be requested by the Company.

(g) Fractional Shares.  The Company shall not be required to issue fractional Shares upon the exercise of the Option.

5. Non-Transferability of the Option.  The Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee.

6. Termination of the Option.  The Option shall terminate and may no longer be exercised on the first to occur of (i) the Option Termination Date as defined above, (ii) the last date for exercising the Option following termination as a Service Provider as described in Section 7, or as otherwise set forth in the Plan.

7. Termination of Employee:

(a) Termination of Option.  If the Optionee ceases to be a Service Provider for any reason except by reason of death or Disability, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee ceased to be a Service Provider, may be exercised by the Optionee within three (3) months after the date on which the Optionee’s relationship as a Service Provider terminates, but in any event no later than the Option Termination Date.  If the Optionee’s Service Provider relationship is terminated because of the death of the Optionee or Disability of the Optionee, the Option may be exercised by the Optionee (or the Optionee’s legal representative) at any time prior to the expiration of twelve (12) months from the date of such termination, but in any event no later than the Option Termination Date.  The Optionee’s Service Provider relationship shall be deemed to have terminated on account of death if the Optionee dies within three (3) months after the Optionee’s termination the Service Provider relationship.

(b) Exercise Prevented by Applicable Laws.  Except as provided in this Section 7, the Option shall terminate and may not be exercised after the Optionee’s Service Provider relationship terminates unless the exercise of the Option in accordance with this Section 7 is prevented by the provisions of Section 4(f).  If the exercise of the Option is so prevented, the Option shall remain exercisable until three (3) months after the date the Optionee is notified by the Company or its Parent or Subsidiary for whom the Optionee provides service that the Option is exercisable but in no event later than the Option Termination Date.

(c) Leave of Absence.  Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, the Option shall cease to vest on the 91st day of any unpaid leave of absence and shall only recommence upon return to active service.

(d) No Guarantee of Continued Service.  OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE OR OTHER SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER).  OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR OTHER SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S (OR ANY PARTICIPATING COMPANY’S) RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS AN EMPLOYEE OR OTHER SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE OR NOTICE.

8.  Rights as a Shareholder or Employee.  The Optionee shall have no rights as a shareholder with respect to any Shares until the date of the issuance of a certificate or certificates for the Shares for which the Option has been exercised.  No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate or certificates are issued.

9. Legends.  The Company may at any time place legends referencing any applicable federal and/or state securities restrictions on all certificates representing shares of stock subject to the provisions of this Award Agreement.  The Optionee shall, at the request of the Company, promptly present to the Company any and all certificates representing Shares acquired pursuant to this Option in the possession of the Optionee in order to effectuate the provisions of this Section.

10. Binding Effect.  This Award Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

11. Amendment or Termination.  The Administrator may at any time amend or terminate the Plan and/or the Option; provided, however, that no such amendment or termination may adversely affect the Option or any unexercised portion hereof without the consent of the Optionee.

12. Integrated Agreement.  The Plan is incorporated herein by reference.  The Plan, the Notice of Grant and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by a duly authorized officer of the Company and Optionee.  To the extent contemplated herein, the provisions of this Award Agreement shall survive any exercise of this Option and shall remain in full force and effect.

13. Applicable Law.  This Agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

14. Data Privacy.  By entering into this Award Agreement, and as a condition of the grant of the Option, the Optionee consents to the collection, use and transfer of personal data as described in this Section. The Optionee understands that the Company and its subsidiaries hold certain personal information about the Optionee including, but not limited to, the Optionee’s name, home address and telephone number, date of birth, social security number or equivalent tax identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or other entitlements to shares of stock awarded, cancelled, exercised, vested, unvested or outstanding in the Optionee’s favor, for the purpose of managing and administering the Plan (“Data”).  The Optionee further understands that the Company and/or its subsidiaries will transfer Data amongst themselves as necessary for the purposes of implementation, administration, and management of the Optionee’s participation in the Plan, and that the Company and/or its subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan (“Data

Recipients”).  The Optionee understands that these Data Recipients may be located in the Optionee’s country of residence, the European Economic Area, or elsewhere, such as the United States.  The Optionee authorizes the Data Recipients to receive, possess, use, retain and transfer Data in electronic or other form, for the purposes of implementing, administering and managing the Optionee’s participation in the Plan, including any transfer of such Data, as may be required for the administration of the Plan and/or the subsequent holding of shares of stock on the Optionee’s behalf, to a broker or third party with whom the shares acquired on exercise may be deposited.  The Optionee understands that he or she may, at any time, review the Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company.  The Optionee further understands that withdrawing consent may affect the Optionee’s ability to participate in the Plan.